             [LETTERHEAD, DAVID CHRISTENSEN CPA & CONSULTANT, PLLC]

April 10, 1998


Washington Banking Company
1421 SW Barlow Street
Oak Harbor, Washington 98277

RE: CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To: The Board of Directors
    Washington Banking Company

I consent to the incorporation by reference in the Registration Statement of Washington Banking Company on Form SB-2 relating to Washington Banking Company my report of January 31, 1997, except Note 16 that is dated March 26, 1998, on the audits of the Consolidated Financial Statements and Notes of Washington Banking Company as of December 31, 1996 and 1995, all of which were incorporated by reference in the SB-2 Registration Statement.

I also consent to the reference to our firm under the caption "Experts" in the Registration Statements and the Prospectus relating thereto, and the filing of this letter as an Exhibit to the Registration Statement.

Very truly yours,

/s/ DAVID O. CHRISTENSEN
------------------------------
David O. Christensen